UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2026

Greenland Mines Ltd.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41340	86-2727441
(Commission File Number)	(IRS Employer Identification No.)

1300 South Boulevard, Suite D

Charlotte, NC 28203

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (833) 931-6330

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	GRML	The Nasdaq Stock Market LLC
Warrants	GRMLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into Material Agreement

On September 1, 2026, Greenland Mines Ltd, a Delaware corporation (the “Company”) entered into an Amendment to the Agreement and Plan of Merger (this “Amendment”) dated as of May 20, 2026 by and among Company, Greenland Rare Earths Corp., a Delaware corporation (“Merger Sub”), Neo North Star Resources, Inc., a Delaware corporation (“Neo”), the stockholders of Neo, and Lazaros Nikeas, as the representative of the stockholders of Neo (the “Neo Stockholder Representative”).

The Amendment (a) substituted a new parent entity, NNSR Holdings Inc., a Delaware corporation and sole stockholder of Neo for Neo under the May 20, 2026 Agreement and Plan of Merger (the “Merger Agreement”) and (b) fixed the equity consideration payable by the Company under the Merger Agreement as 1,040,676 newly issued shares of Company’s common stock and 359,324 newly issued shares of a newly designated series of the Company’s preferred stock.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.01 – Completion of Acquisition or Disposition of Assets

On September 1, 2026, (the “Closing Date”), at the closing of the Merger Agreement, NNSR Holdings Inc. merged into Merger Sub with Merger Sub being the surviving entity (the “Acquisition”). The Acquisition did not result in a change of control of the Company or a change in the executive officers and directors of the Company.

The acquisition resulted in the indirect transfer to the Company of the mineral license for the Sarfartoq mineral project in Greenland. The closing follows the Company’s release of an independent Initial Assessment for Sarfartoq, which demonstrated compelling project economics. Under the high case, the Project has an estimated pre-tax net present value (“NPV”) of approximately $2.05 billion and a pre-tax internal rate of return (“IRR”) of 118.6%, including Indicated and Inferred Mineral Resources. The Initial Assessment is based entirely on the ST1 deposit, which occupies well under 1% of the 191-square-kilometer Sarfartoq mineral exploration license, with five additional known rare earth occurrences along the approximately 32-kilometer outer ring structure remaining largely untested.

Item 3.02 – Unregistered Sales of Equity Securities

On September 1, 2026, the Company issued to the former stockholders of NNSR Holdings Inc., a total of 1,040,676 newly issued shares of Company’s common stock and 359,324 newly issued shares of the Company’s Series R preferred stock.

The issuance of the securities described above was made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated thereunder and/or Regulation S. The recipients represented that they are “accredited investors” as defined in Rule 501(a) of Regulation D and that the securities were acquired for investment and not with a view to distribution. The securities were offered without general solicitation or advertising and represented the consideration paid under the Merger Agreement.

A description of the Series R Preferred Stock is set forth in Item 5.03 below and incorporated into this Item 3.02 by reference.

Item 5.03 – Amendments to Articles of Incorporation

On September 1, 2026, the Board of Directors of the Company, pursuant to a Certificate of Designation, designated a new series of the Company’s preferred stock to be known as Series R Preferred Stock (the “Certificate of Designation”). The Certificate of Designation authorized a total of 359,324 shares of Series R Preferred Stock.

A summary of rights and privileges of the Series R Preferred Stock is as follows:

Dividends - The holders of shares of Series R Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, dividends an as-converted basis, pari passu with all holders of Common Stock.

Voting - After approval by the Company’s stockholders at a special or annual meeting of the Company’s stockholders, the holders of Series R Preferred Stock shall vote together with the holders of Common Stock and any other class or series of capital stock entitled to vote thereon as a single class on all matters submitted to a vote of stockholders of the Corporation. Each share of Series R Preferred Stock shall entitle the holder thereof to a number of votes equal to the number of shares of Common Stock into which such shares of Series C Preferred Stock is then convertible. The shares of Series R Preferred Stock shall not be entitled to vote prior to the stockholder approval.

Conversion – At any time after approval by the Company’s stockholders, each share of Series R Preferred Stock shall be convertible into one (1) share of the Company’s common stock. Holders of shares of Series R Preferred Stock shall have no conversion rights prior to the approval of the Company’s stockholders.

The foregoing description of the Series R Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation of the Series R Preferred Stock, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

In addition, on September 3, 2026, the Board of Directors of the Company and the holders of a majority in interest of the Company’s Series C Preferred Stock agreed to amend the Certificate of Designation for the Series C Preferred Stock in order to limit the conversion of shares of the Series C Preferred Stock into shares of Common stock until the earlier of (i) January 8, 2027 and (ii) the next trading following the fifth (5th) consecutive trading day on which the Nasdaq closing price of the Corporation’s Common Stock was at least Fifteen ($15.00) Dollars per share.

The foregoing description of the Amendment to the Certificate of Designation for the Series C Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Amendment to the Certificate of Designation for the Series C Preferred Stock, a copy of which is filed herewith as Exhibit 3.2 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

At a special meeting of stockholders of the Company held on September 3, 2026, the Company’s stockholders approved a proposal (a) to approve, for purposes of Nasdaq Listing Rule 5635, (a) in connection with the Company’s acquisition of Greenland Mines Corp. on March 4, 2026, the issuance of up to 40,800,776 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) as adjusted for the Company’s August 24, 2026 reverse stock split (the “Reverse Stock Split”), upon the conversion of shares of the Company’s Series C Preferred stock, issued to the holders as the consideration for the purchase of Greenland Mines Corp. and (b) in connection with the Company’s February 19, 2026 private placement, the issuance of up to 691,039 shares of Common Stock upon the exercise of the outstanding private Warrants issued on February 19, 2026 (the “Issuance Proposal”) and (b) to approve an amendment to the Company’s 2024 Equity Incentive Plan to increase the number of shares of the Company’s Common Stock, par value $0.0001 (the “Common Stock”), available and reserved for issuance thereunder to 400,000 shares of Common Stock, as adjusted for the Reverse Stock Split, subject to certain conditions (the “Incentive Plan Proposal”).

Approval of each Proposal required the affirmative vote of the majority of the voting power of the outstanding shares of the Company’s Common Stock present in person or represented by proxy at the Special Meeting.

On May 18, 2026, the record date for stockholders entitled to notice of, and to vote at, the special meeting, 2,424,773 common shares of the Company were issued and outstanding as adjusted for the Reverse Stock Split. The holders of 869,817 common shares of the Company, as adjusted for the Reverse Stock Split, were present at the special meeting, either in person or represented by proxy, constituting a quorum.

The voting results with respect to the Issuance Proposal, as adjusted for the Reverse Stock Split, were as follows:

Proposal 1. Approval of the Issuance Proposal.

For	Against	Abstain	Broker Non-Votes
836,940	17,364	15,512	0

The voting results with respect to the Incentive Plan Proposal, as adjusted for the Reverse Stock Split, were as follows:

Proposal 2. Approval of the Incentive Plan Proposal.

For	Against	Abstain	Broker Non-Votes
829,747	25,711	14,357	0

Since there were sufficient votes represented at the special meeting to approve the Issuance Proposal and the Incentive Plan Proposal, the proposal to adjourn the special meeting to solicit additional proxies was moot and therefore not presented or voted on.

Item 9.01 Financial Statements and Exhibits.

The Company has determined that the acquired assets do not constitute a business for purposes of Rule 3-05 of Regulation S-X. Accordingly, no financial statements or pro forma financial information is required under Item 9.01 of Form 8-K.

Exhibits	Description
3.1	Certificate of Designation of the Series R Preferred Stock
3.2	Certificate of Amendment to Certificate of Designation of Series C Preferred Stock
10.1	Amendment to May 20, 2026 Agreement and Plan of Merger
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 4, 2026	GREENLAND MINES LTD.

	By:	/s/ Joseph Sinkule
	Name:	Joseph Sinkule
	Title:	Chief Executive Officer

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